Exhibit 99.1

The ServiceMaster Company
Quarterly Consolidated Statements of Income
	2003

	First	Second
(in thousands, except per share data)	Quarter	Quarter

Operating Revenue	$ 712,343	$ 1,031,470

Operating Costs and Expenses:
Cost of services rendered and products sold	516,354	657,883
Selling and administrative expenses	169,208	247,049
Amortization expense	1,640	1,722

Total operating costs and expenses	687,202	906,654

Operating Income	25,141	124,816

Non-operating Expense (Income):
Interest expense	16,283	16,655
Interest and investment income	(1,219)	(3,125)
Minority interest and other expense, net	2,072	2,046

Income from Continuing Operations before Income Taxes	8,005	109,240
Provision for income taxes	3,162	42,911

Income from Continuing Operations	4,843	66,329
Income (loss) from discontinued operations, net of income taxes	(168)	(779)

Net Income	$ 4,675	$ 65,550

Diluted Earnings Per Share:
Income from continuing operations	$ 0.02	$ 0.22
Discontinued operations, net	(0.00)	(0.00)

Diluted Earnings Per Share	$ 0.02	$ 0.22

The ServiceMaster Company
Quarterly Consolidated Statements of Income

	2002

	First	Second	Third	Fourth	Full
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Year

Operating Revenue	$ 711,956	$ 1,013,777	$ 987,757	$ 787,231	$ 3,500,721

Operating Costs and Expenses:
Cost of services rendered and products sold	511,012	660,234	664,646	563,060	2,398,952
Selling and administrative expenses	161,562	217,687	197,612	184,073	760,934
Amortization expense	2,154	2,152	2,126	1,010	7,442
Charge for impaired assets and other items (2)	-	-	-	(2,000)	(2,000)

Total operating costs and expenses	674,728	880,073	864,384	746,143	3,165,328

Operating Income	37,228	133,704	123,373	41,088	335,393

Non-operating Expense (Income):
Interest expense (1)	22,541	37,107	17,030	16,223	92,901
Interest and investment income	(2,932)	(1,966)	(405)	(1,128)	(6,431)
Minority interest and other expense, net	1,570	2,014	1,905	1,193	6,682

Income from Continuing Operations before Income Taxes	16,049	96,549	104,843	24,800	242,241
Provision for income taxes	5,672	34,924	38,828	5,514	84,938

Income from Continuing Operations	10,377	61,625	66,015	19,286	157,303

Income (loss) from discontinued operations, net of income taxes	1,264	878	2,068	(4,519)	(309)

Net Income	$ 11,641	$ 62,503	$ 68,083	$ 14,767	$ 156,994

Diluted Earnings Per Share:
Income from continuing operations	$ 0.03	$ 0.20	$ 0.21	$ 0.06	$ 0.51
Discontinued operations, net	0.00	0.00	0.01	(0.01)	(0.00)

Diluted Earnings Per Share	$ 0.04	$ 0.20	$ 0.22	$ 0.05	$ 0.51

	2001

(in thousands, except per	First	Second	Third	Fourth	Full
share data)	Quarter	Quarter	Quarter	Quarter	Year

Operating Revenue	$ 702,445	$ 998,830	$ 959,438	$ 816,098	$ 3,476,811
Operating Costs and Expenses:
Cost of services rendered and products sold	511,681	661,737	651,978	577,801	2,403,197
Selling and administrative expenses	140,741	204,990	184,913	157,649	688,293
Amortization expense	17,282	18,071	17,872	17,665	70,890
Charge for impaired assets and other items (2)	-	-	-	344,831	344,831

Total operating costs and expenses	669,704	884,798	854,763	1,097,946	3,507,211

Operating Income	32,741	114,032	104,675	(281,848)	(30,400)
Non-operating Expense (Income):
Interest expense (1)	24,382	31,825	30,948	46,687	133,842
Interest and investment income	(1,249)	(4,324)	(5,461)	(938)	(11,972)
Minority interest and other expense (income), net	(1,774)	2,838	2,248	2,345	5,657

Income (Loss) from Continuing Operations before Income Taxes	11,382	83,693	76,940	(329,942)	(157,927)
Provision for income taxes	5,598	35,097	32,995	(59,398)	14,292

Income (Loss) from Continuing Operations	5,784	48,596	43,945	(270,544)	(172,219)
Discontinued operations, net of income taxes	6,211	5,364	8,587	268,441	288,603

Net Income (Loss)	$ 11,995	$ 53,960	$ 52,532	$ (2,103)	$ 116,384

Diluted Earnings Per Share:
Income (Loss) from continuing operations	$ 0.02	$ 0.16	$ 0.14	$ (0.90)	$ (0.58)
Discontinued operations, net	0.02	0.02	0.03	0.90	0.97

Diluted Earnings Per Share	$ 0.04	$ 0.18	$ 0.17	$ (0.01)	$ 0.39

(1) In 2003, the Company adopted Statement of Financial Accounting Standards (SFAS) 145, "Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". The primary impact to the Company of SFAS 145 is that it rescinds SFAS 4 which required all material gains and losses from the extinguishment of debt to be classified as extraordinary items. SFAS 145 requires the more restrictive criteria of Accounting Principles Board Opinion No. 30 be used to determine whether such gains or losses are extraordinary. In the second quarter of 2002, the Company recorded an extraordinary loss of $.03 per diluted share ($15.4 million pretax, $9.2 million after-tax) from the early extinguishment of debt. In the first quarter of 2001 the Company recorded an extraordinary gain of $.02 per diluted share ($10.1 million pretax, $6.0 million after-tax) on the early extinguishment of debt. In the fourth quarter of 2001 the Company recorded an extraordinary loss of $.03 per diluted share ($16.0 million pretax, $9.4 million after-tax) on the early extinguishment of debt. As a result of the Company's adoption of SFAS 145 in 2003, these gains/losses have been reclassified into interest expense, thereby adjusting the previously reported 2002 and 2001 diluted earnings per share from continuing operations by the same aforementioned amounts.

(2) In the fourth quarter of 2001, the Company recorded a pretax charge of $345 million($279 million, after-tax) or $.94 per diluted share, related primarily to goodwill and asset impairments as well as other items.